CONTRIBUTION AGREEMENT


                        by and between


                    GROVE OPERATING, L.P.,
                a Delaware limited partnership


                              and

               the general and limited partners
                              of
            A.N.E. ASSOCIATES LIMITED PARTNERSHIP,
               a Connecticut limited partnership






                  DATED: As of March 15, 1998





___________________________________________________________________

                    CONTRIBUTION AGREEMENT


           THIS CONTRIBUTION AGREEMENT (the "Agreement") is made as of this 15th day of March, 1998, by and between:
GROVE OPERATING, L.P., a Delaware limited partnership (the "Operating Partnership"), ANE Corp., a Connecticut corporation with an office in Hartford, Connecticut, Arthur Grodd, an individual with a residence in Longmeadow, Massachusetts, Stuart Grodd, an individual with a residence in Woodbridge, Connecticut, Damon Navarro, an individual with a residence in Glastonbury, Connecticut, and Brian Navarro, an individual with a residence in Glastonbury, Connecticut (Arthur Grodd, Stuart Grodd, Damon Navarro and Brian Navarro are sometimes individually referred to as a "Contributor," and collectively referred to herein as the "Contributors").

                      W I T N E S E T H:


           WHEREAS, A.N.E. ASSOCIATES LIMITED PARTNERSHIP, a Connecticut limited partnership (the "Project Partnership") owns a multi-family residential project known as Coachlight Village, located in Agawam, Massachusetts and certain other assets; and

           WHEREAS, ANE Corp. and the Contributors own all of the limited and general partnership interests in the Project
Partnership; and

           WHEREAS, the Contributors other than Stuart Grodd desire to contribute to the Operating Partnership or its designee all of their respective general and limited partnership interests in the Project Partnership in exchange for Units (as hereinafter defined) pursuant to and in accordance with this Agreement; and

           WHEREAS, simultaneous with the closing contemplated hereunder, Grove Property Trust, a Maryland real estate investment trust, contemplates acquiring all of the stock of ANE Corp. from Grove Holding Company, its sole shareholder.

           NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, agreements, covenants and conditions herein contained, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

                          Article 1.

                          DEFINITIONS

           1.1. Definitions. As used herein, the following terms shall have the respective meanings indicated below:

           Agreement: This Contribution Agreement, including the schedules attached hereto, as this Contribution Agreement may be, amended, supplemented or modified from time to time.

           Amended and Restated Partnership Agreement: As defined in Section 2.1 hereof.

           Closing:  As defined in Section 5.1 hereof.

           Closing Date:  As defined in Section 5.1 hereof.

           Coachlight Interests: The partnership interests of the Contributors in the Project Partnership, as identified in Schedule A hereto.

           Contributors: As defined in the first paragraph of this Agreement.

           Damages: Any loss, liability, claim, obligation, damage or expense (including reasonable legal fees and expenses).

           Environment: Soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata and ambient air.

           Environmental Laws: Any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the Environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the Environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

           ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time.

           Expenses:  As defined in Section 9.1 hereof.

           Hazardous Materials:  As defined in Section 4.1 (j) hereof.

           Improvements:  As defined in Section 4.1 (d) (ii) hereof.

           Intangible Property:  As defined in Section 4.1 (d)(iv) hereof.

           Leases:  As defined in Section 4.1 (d) (v) hereof.

           Material Adverse Effect:  With respect to any
Person, a material adverse effect on the properties, business, results of operation or financial condition of such Person.

           Obligations: All payments required to be made and all representations, warranties, covenants, agreements and commitments required to be performed under the provisions of this Agreement by the Contributor or the Operating
Partnership, as applicable.

           Operating Partnership: As defined in the caption to this Agreement.

           Permitted Exceptions: Any liens, encumbrances, restrictions, exceptions and other matters specified on the Searches, Title Commitment, Title Policy or Surveys, to which title to the Real Estate may be subject on the Closing Date, which are acceptable to the Operating Partnership.

           Person: Any individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization or a government or any department or agency thereof.

           Personalty:  As defined in Section 4.1 (d) (iii) hereof.

           Pledge Agreement:  As defined in Section 6.1 (f) hereof.

           Project:  As defined in Section 4.1 (d) hereof.

           Project Partnership:  As defined in the first
Whereas clause of this Agreement.

           Property-Related Representations and Warranties:
The representations and warranties of the Contributors set forth in subsections 4.1 (d), (g) - (j), (l) - (w),).

           Real Estate:  As defined in Section 4.1 (d) (i) hereof.

           Searches:  As defined in Section 5.3(c) hereof.

           Securities Act:  As defined in Section 4.1(aa) hereof.

           Service Contracts: All laundry equipment leases, management, leasing, repair, maintenance, operating, supply, purchase, consulting, advertising, service, equipment, concession and other contracts, commitments and agreements (excluding the Leases) relating to the Real Estate.

           Survey: The survey for the Project delivered in accordance with Section 5.3(a) hereof.

           Title Commitment: The commitment for title insurance delivered in accordance with Section 5.3(b) hereof.

           Title Defect: Any lien, claim, charge, security interest, restriction, title exception, defect or encumbrance other than a Permitted Exception.

           Title Policy: The policy of title insurance delivered in accordance with Section 5.3 hereof.

           Transfer:  As defined in Section 4.1(aa) hereof.

           Units: Units of beneficial interest in the Operating Partnership. All Units referred to in this Agreement shall be Units of limited partnership interest.

           1.2. References. Except as otherwise specifically indicated, all references to Section and Subsection numbers refer to Sections and Subsections of this Agreement, and all references to Schedules refer to the Schedules attached hereto. The words "hereby," "hereof," "herein," "hereto," "hereunder," "hereinafter," and words of similar import refer to this Agreement as a whole and not to any particular
Section or Subsection hereof. The word "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement. The word "including" shall mean "including, without limitation." Captions used herein are for convenience only and shall not be used to construe the meaning of any part of this Agreement.


                          Article 2.

        CONTRIBUTION AND ACCEPTANCE; OTHER TRANSACTIONS

           2.1. Contribution. Subject to the terms and conditions contained in this Agreement, each of the Contributors hereby agrees to contribute and/or assign its Coachlight Interests to the Operating Partnership. Effective immediately following the execution of this Agreement, each of the Contributors and ANE Corp. hereby consent to the conversion of the Coachlight Interest formerly owned by Arthur Grodd to a limited partnership interest in the Project Partnership. At the Closing, ANE Corp. and the Operating Partnership shall amend and restate the limited partnership agreement of the Project Partnership in the form attached hereto as Exhibit G (the "Amended Partnership Agreement"). The Operating Partnership shall be admitted as a substitute limited partner, and ANE Corp., the stock of which will then be owned by Grove Property Trust, shall be the sole general partner of the Project Partnership.

                          Article 3.

                         CONSIDERATION

           3.1. Units. In consideration of the contributions, conveyances, assignments and transfers to be made by the Contributors under Article 2 hereof, the Operating
Partnership agrees to issue to each Contributor other than Stuart Grodd Units with a Market Value (as defined below) equal to the amount set forth with respect to such Contributor on Schedule A hereto. For purposes of this Agreement, the Market Value of a Unit shall equal the average closing price per share of Grove Property Trust as reported on the AMEX composite tape on the five trading days immediately preceding the date of the Closing contemplated under this Agreement. In the event trading of Grove Property Trust shares have been suspended for any reason during the week immediately preceding the Closing, the Operating Partnership may, in its sole discretion, upon written notice to such effect, terminate its obligations hereunder, without any further liability to any of the parties hereto.


           3.2. Operating Partnership Agreement. At or prior to the Closing, the Contributors receiving Units pursuant to
Section 3.1 shall enter into the Operating Partnership
Agreement with all other parties thereto.

           3.3. Sale of Stuart Grodd Coachlight Interests. In consideration of the conveyance, assignment and transfer of the Coachlight Interests to be made by Stuart Grodd under
Article 2 hereof, the Operating Partnership agrees to pay Stuart Grodd cash in the amount specified on Schedule A hereto. The sale of the Coachlight Interests owned by Stuart Grodd shall take place effective as of the Closing Date. However, the parties hereto consent to the earlier transfer of title to Stuart Grodd's Coachlight Interests to the Operating Partnership in the event both parties find it more convenient. However, the Operating Partnership shall not be admitted as a substitute limited partner with respect to Stuart Grodd's transferred Coachlight Interests until April
1, 1998.

                          Article 4.

           COVENANTS, REPRESENTATIONS AND WARRANTIES

           4.1. Representations and Warranties of the Contributors. To induce the Operating Partnership to execute, deliver and perform this Agreement, each of the Contributors severally represents and warrants to the Operating Partnership, on and as of the date hereof and on the date of the Closing contemplated hereunder as follows:

                (a) Existence. Each Contributor that is not a natural person (i)is duly organized and validly existing under the laws of the state of its organization; (ii)has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on such Contributor.

                (b)  Authorization, Execution, Etc..  Each
Contributor has, in the case of any Contributor other than an individual, all necessary power and authority, and in the case of a natural person, the legal capacity to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by each Contributor of this Agreement have been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by each Contributor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity.

                (c)  No Breach.  None of the execution and
delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof by the Contributors will conflict with or result in a breach of, or require any consent (except such consents as have been obtained) under (i) the organizational documents of any Contributor or the Project Partnership, (ii) any material applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or (iii) any material agreement or instrument to which any Contributor or the Project Partnership is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of the revenues or assets of any Contributor or the Project Partnership pursuant to the terms of any such agreement or instrument.

                (d)  Title.  The Project Partnership is the
sole beneficial owner of, and has good and marketable title to, the Project, free and clear of all Title Defects. The "Project" includes:
                          (i)  All of the land described on
Schedule B attached hereto and made a part hereof, together with all of the rights, privileges, easements and appurtenances belonging or appertaining to such land, including all oil, gas and mineral rights belonging to the Project Partnership, all right, title and interest of the Project Partnership in and to all land lying in any street, alley, road or avenue, open or proposed, in front of or adjoining such land, to the centerline thereof, all rights-of-way adjacent to such land and all right, title and interest of the Project Partnership in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to such land by reason of change of grade of any street (such land and all such rights, privileges, easements and appurtenances are collectively referred to herein as the "Real Estate").

                          (ii) The apartment complex,
ancillary parking lots, and any and all other improvements and structures located on the Real Estate (hereinafter collectively called the "Improvements").

                          (iii)All fixtures and other
personal and tangible property or interest therein owned by the Project Partnership, including the heating, sprinkler, plumbing, air conditioning and ventilation systems, furniture, appliances, blinds, office equipment and furniture, supplies, replacements, machinery, equipment, and any other personal property or interest therein owned by the Project Partnership, now or hereafter located on the Real Estate, or on any portion thereof, or in any of the Improvements, or used in connection with the ownership, operation, management or use of the Real Estate, or any portion thereof, or any of the Improvements (all of the foregoing are hereinafter collectively called the "Personalty").

                          (iv) All intangible property or
interest therein now or hereafter owned or held by the Project Partnership between the date hereof and the date of the Closing in connection with the Real Estate (or any portion thereof), the Improvements, the Personalty or any business or businesses conducted on the Real Estate, or on any portion thereof, or in connection with the ownership, operation, management or use thereof, including (1) any trade style or trade name used in connection with the Real Estate;
(2) any assignable Service Contracts; (3) all "as-built" plans and specifications or other construction drawings of any type in the Project Partnership's possession or control prepared in connection with the construction of the Improvements; (4) all tests, studies and reports in the Project Partnership's possession or control prepared with respect to the Real Estate or the Improvements (including any environmental reports); (5) all of the Project Partnership's books and records with respect to the Real Estate or the Improvements; and (6) all assignable guarantees and warranties (including guarantees and warranties pertaining to the construction of the Improvements or pertaining to the acquisition of the Real Estate, or any parcel thereof, or any of the Improvements by the Project Partnership) licenses and other governmental permits, approvals and permissions (including the certificate of occupancy) relating to the Real Estate, or any portion thereof, the Improvements, or the ownership, operation, management or use thereof (all of the foregoing are hereinafter collectively called the "Intangible Property").

                          (v)  All leases or occupancy
agreements for any units in the Improvements or for any other portion of the Real Estate or the Improvements (the "Leases").

                (e)  Litigation.  There are no legal or
arbitration proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or, to the knowledge of the Contributor, threatened against any of the Contributors or the Project Partnership, except for such proceedings which, if decidedly adversely to such Person, would not have a Material Adverse Effect on such Person.

                (f)  Approvals.  The Contributors have
obtained all material authorizations, approvals or consents of, and have made all material filings or registrations with, any governmental or regulatory authority or agency that are necessary for the execution, delivery or performance by the Contributors of this Agreement or for the validity or enforceability thereof.

                (g)  Rent Roll.  Schedule C hereto is a true
and correct list of the rent roll for the Project as of ________, 1997. The rent roll is a true and correct rent roll for the Project, showing, for each apartment unit the following information: (i) whether the unit is occupied and, if occupied, (ii) the name(s) of the tenant(s), (iii) the amount of rent, (iv) the amount of any security deposit and
(v) the starting and termination date of the lease term.

                (h)  Parties In Possession.  Except as shown
on the rent roll listed on Schedule C, no Person is in possession of the Project or any portion thereof, and no Person has any interest in the Project, or any portion thereof, except for the Project Partnership.

                (i)  Leases.  A correct and complete copy of
each Lease (including all amendments thereto) has been provided to the Operating Partnership and each Lease is unmodified (except for such amendments provided to the Operating Partnership) and in full force and effect and neither the Project Partnership nor, to the Contributor's knowledge, any other party to any thereof is in default thereunder, other than rental delinquencies in the normal course of business.

                (j)  Hazardous Materials.  To the
Contributor's knowledge, except as disclosed in Schedule D hereto or in any environmental reports or audits furnished to the Operating Partnership prior to the date hereof, the Project Partnership has obtained all permits, licenses and other authorizations which it is required to obtain under all Environmental Laws, and the Project Partnership is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

           In addition, to the Contributor's knowledge, except as disclosed in Schedule D hereto or in any environmental reports or audits furnished to the Operating Partnership prior to the date hereof:

           No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened, by any governmental or other entity with respect to any alleged failure by the Project Partnership to have any permit, license or authorization required in connection with the conduct of its business with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. 9601(22), of any substance regulated under Environmental Laws ("Hazardous Materials") generated by the Project Partnership.

           The Project Partnership has not handled any Hazardous Material, other than such as would be customary in the normal course of operating multi-family apartment complexes, on any property now or previously owned or leased by it.

           No polychlorinated biphenyls are or have been present at the Project.

           No asbestos or, to Contributor's knowledge, any lead paint is or has been present at the Project.

           There are no underground storage tanks for Hazardous Materials, active or abandoned, at the Project.

           No Hazardous Materials have been released and continue to affect the subject property, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order.

           No Hazardous Materials have been otherwise released at, on or under the Project.

           The Project Partnership has not transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may reasonably be expected to lead to claims against the Project Partnership for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including claims under CERCLA.

           No notification of a release of a Hazardous
Material has been filed by or on behalf of the Project
Partnership and the Project is not listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

           There are no liens arising under or pursuant to any Environmental Laws on the Project, and no government actions have been taken or are in process which could subject the Project to such liens and the Project Partnership is not required to place any notice or restriction relating to the presence of Hazardous Materials at the Project.

           There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Project Partnership in relation to the Project which have not been made available to the Operating Partnership.

                (k)  Financing Arrangements.  Except as
described in Schedule E attached hereto, the Project
Partnership is not obligated for any material indebtedness.

                (l)  Employees.  The Project Partnership has
complied in all material respects with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes (in each case except where any statute of limitations applicable to non-compliance has expired without any claim having been made with respect to such non-compliance), and is not liable for any arrearage of wages, taxes or penalties for failure to comply with any of the foregoing.

                (m)  Solvency.  None of the transactions
contemplated by this Agreement will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of the Contributors, and the Contributors are not and will not be rendered insolvent by such transactions or will have received fair and reasonably equivalent value in good faith for the contribution and sale of assets pursuant to this Agreement. The Contributors receiving Units are able to pay their debts as they become due, including contingent obligations reasonably likely to become due.

                (n)  Delinquent Property Liens.  Except for
claims which are not material in amount or which are expressly permitted to exist under this Agreement or which otherwise constitute Permitted Exceptions, there is no delinquent tax, sewer rent, water charge, assessment or other outstanding charges against the Project. Except as shown in the title policy, there are no mechanics' liens or similar Title Defects or, to the Contributor's knowledge, claims for overdue payment for work performed by or on behalf of the Project, labor or material affecting the Project and there are no mechanics' liens or similar Title Defects or claims affecting the Project which have not been insured or endorsed over by the Title Company issuing the Title Policy.

                (o)  Insurance.  The Project is covered by
insurance of the type and in the amounts set forth on Schedule F.

                (p) Improvements. Except as disclosed in the Survey or Title Commitment, all the Improvements lie wholly within the boundary and building restriction lines of the Real Estate and no improvements on adjoining properties encroach upon the Real Estate in any respect.

                (q)  Casualty; Condemnation.  The Project is
free of material damage and waste and there is no proceeding pending or, to the best of the Contributor's knowledge, threatened, for the total or partial taking of the Project, and there has not occurred with respect to the Project any
(i) damage or destruction which would cost more than $100,000 to repair, (b) any taking by condemnation or eminent domain or other similar proceeding involving loss in excess of $100,000 or (c) any taking by condemnation or eminent domain or other similar proceeding of all or substantially all thereof (other than for temporary use).

                (r)  Zoning and Other Laws.  To the
Contributor's knowledge, the Project and the use and operation thereof, separate and apart from any other properties, constitute a legal use under applicable zoning regulations and comply in all material respects with all applicable requirements of law and all applicable insurance requirements, and, except as provided in any engineering reports furnished to the Operating Partnership prior to the date hereof, comply in all material respects with the applicable provisions of the Americans with Disabilities Act and the Fair Housing Amendments Act of 1988 and all applicable regulations issued thereunder and each similar applicable state law and regulation.

                (s) Service Contracts. Each Service Contract relating to the Project has been entered into in the normal course of business in an arm's-length transaction and is on terms and conditions customary for multi-family apartment complexes. Each such Service Contract is in full force and effect and neither the Project Partnership nor, to the Contributor's knowledge, any other party to any thereof is in default thereunder.

                (t) Permits. Except for permits relating to Hazardous Materials (which are addressed in Section 4.1(j) above), there have been issued in respect of the Project all permits and governmental approvals necessary or required to own, operate, use and occupy the Project in the manner currently operated. Each such permit is in full force and effect and the Project Partnership has not received any notice of violation or revocation thereof. No other permits are required from any governmental entity in order to operate the Project as it is now operated.

                (u)  Utilities.  The Project Partnership has
not received any notice of actual or threatened reduction or curtailment of any utility service now supplied to the Project.

                (v)  Certificates of Occupancy.  The Project
Partnership has not received any notice of actual or threatened cancellation or suspension of the certificate of occupancy for any portion of the Project and each such certificate of occupancy is in full force and effect.

                (w) Assessments. The Project Partnership has not received any notice of actual or threatened special assessments or special reassessments of the Project.

                (x) Activities of Property Partnership. The sole activity of the Project Partnership is (i) the ownership of the Project, (ii) the operation, leasing, financing and management of the Project, and (iii) activities incidental to such ownership, operation, leasing, financing and management.

                (y)  Property Partnership Agreement.  The
Contributors have delivered to the Operating Partnership true and correct copies of the partnership agreements with respect to the Project Partnership, including all modifications, amendments or supplements thereto. All such partnership agreements are in full force and effect in accordance with their respective terms.

                (z) Title to Contributed Interests. Subject to the provisions of the partnership agreement of the Project Partnership, the Contributors are the owners of the Coachlight Interests set forth opposite their respective names on Schedule A free and clear of all security interests, liens or other encumbrances.

                (aa)  Accredited Investor; Acquisition for
Investment Purposes.  Each Contributor other than Stuart
Grodd and each direct and indirect owner of such Contributor is an "accredited investor" as defined in Rule 501 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Each of the Contributors other than Stuart Grodd is acquiring the Units solely for its own account for the purpose of investment and not as a nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution of any Units (other than in a transaction which is either registered under the Securities Act or exempt from such registration, and in compliance with all applicable Blue Sky or state securities laws or exempt therefrom). Each Contributor other than Stuart Grodd agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, "Transfer") any of the Units unless such Transfer complies with the Operating Partnership Agreement and is either (i) pursuant to an effective registration statement under the Securities Act and qualification or other compliance under applicable Blue Sky or state securities laws, or (ii) exempt from registration under the Securities Act and qualification or other compliance under applicable Blue Sky or state securities laws.

           4.2. Representations and Warranties of the Operating Partnership. To induce the Contributors to execute, deliver and perform this Agreement, the Operating
Partnership represents and warrants to the Contributors on and as of the date hereof as follows:

                (a)  Existence.  The Operating Partnership:
(i) is a limited partnership duly organized and validly existing under the laws of the State of Delaware; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Operating Partnership.

                (b)  Authorization, Execution, Etc..  The
Operating Partnership has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Operating Partnership of this Agreement have been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by the Operating Partnership and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity.

                (c)  No Breach.  None of the execution and
delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent (except such consents as have been obtained) under (i) the organizational documents of the Operating Partnership, (ii) any material applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or (iii) any agreement or instrument to which the Operating Partnership is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of the revenues or assets of the Operating Partnership pursuant to the terms of any such agreement or instrument.

                (d) Approvals. The Operating Partnership has obtained all material authorizations, approvals or consents of, and has made all material filings or registrations with, any governmental or regulatory authority or agency that are necessary for the execution, delivery or performance by the Operating Partnership of this Agreement or for the validity or enforceability thereof.

                (e)  Units; Common Shares.  The Units, when
issued to the Contributor, will not be subject to any lien, claim, encumbrance, restriction upon voting right, preemption right or other claim of any third party, other than pursuant to federal or state securities laws or the Operating Partnership Agreement. The Units, when issued to the Contributor, will be duly and validly issued partnership units in the Operating Partnership. Any shares of common stock of Grove Property Trust, a Maryland real estate investment trust, which may be issued in redemption of Units will, when issued, be duly and validly issued, fully paid, non-assessable and shall not be subject to any preemptive or similar rights.

                (f) Securities Act Compliance. Assuming the truth and accuracy of the representations and warranties in
Section 4.1(aa) hereof, the issuance of Units to the Contributors pursuant to this Agreement is exempt from the registration requirements of the Securities Act.

           4.3. Survival of Representations and Warranties. The representations and warranties of the parties contained in this Article 4 shall survive the Closing; provided, that any claim for breach by the Contributor of any Property-Related Representation and Warranty must be asserted within one (1) year of discovery by the party asserting same, and in any event within two (2) years after the Closing Date.


                          Article 5.

                        CLOSING MATTERS

           5.1. Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place effective as of April 1, 1998 (the "Closing Date"). The parties acknowledge that the Operating Partnership has been given the opportunity to conduct a broad range of due diligence with respect to the Project. As of the Closing
Date, the Title Company shall be willing to approve and insure title to the Real Estate, through endorsement to the Project Partnership's existing Title Policy or through the issuance of a new policy, subject only to the Permitted
Exceptions, at regular premium rates, under its ALTA Form
Owner's Policy.

           5.2. New York Style Closing. The transactions contemplated hereby shall be closed by means of a so-called "New York Style Closing," with the concurrent delivery of the documents of title, transfers of interests, delivery of the Title Policy and transfer of the Units and all other consideration to be paid to the Contributors pursuant to this Agreement. The Contributors shall provide any undertaking to the Title Company necessary for the New York Style Closing to occur or for the satisfaction of any other requirement for Closing.

           5.3. Surveys, Title Commitment and Searches. At or prior to the Closing, the Contributors shall deliver to the Operating Partnership the following:

                (a) Surveys. A plat of Survey of the Project prepared by a surveyor licensed by the state in which such Project is located in conformity with such standards as are required by the Operating Partnership and the Title Company.

                (b) Title Commitment. A Title Commitment for the Project for an ALTA Form Owner's Policy issued by the Title Company showing title to the Real Estate in the Project Partnership, subject only to the Permitted Exceptions, which Title Commitment shall include such endorsements as may be reasonably requested by the Operating Partnership.

                (c)  Searches.  UCC, judgment and tax lien
searches on the names of the Contributors and the Project
Partnership (the "Searches") showing no Title Defect as to the Project or liens on any of the Coachlight Interests unless the same is to be paid and released at or prior to Closing.


                          Article 6.

                      CLOSING DELIVERIES

           6.1. The Contributors' Deliveries. At the Closing, the Contributors shall deliver to the Operating Partnership, the following, all in form and substance reasonably satisfactory to the Operating Partnership:

                (a)  assignments, duly executed and
acknowledged by each Contributor, conveying to the Operating
Partnership, free and clear of all liens, encumbrances, claims and security interests, of such Contributor's interests in the Project Partnership, as set forth on Schedule A;

                (b)  an original executed copy of the Leases
and Service Contracts;

                (c)  a certification by Contributors stating
such Contributor's U.S. Taxpayer identification number and that such Contributor is not a "foreign person" or a "foreign corporation" (as defined under Internal Revenue Code
Section 1445 and Section 7701);

                (d)  any state, county and city documentary
stamp declarations or transfer tax forms required to be signed by any Contributor, duly executed by the applicable Contributor, as necessary or customary in the jurisdiction in which the Project is located;

                (e)  a counterpart of the Operating
Partnership Agreement duly executed by or on behalf of each Contributor;

                (f) a duly executed Pledge Agreement, in the form attached as Exhibit H hereto (the "Pledge Agreement");
and

                (g)  all such further instruments and
documents as may be necessary, expedient, proper, or appropriate in the reasonable opinion of the Operating
Partnership, in order to complete the transactions contemplated hereby.

           6.2. The Operating Partnership's Deliveries. At the Closing, the Operating Partnership shall deliver to the Contributors the following, all in form and substance reasonably satisfactory to the Contributors:

                (a) the Units to the Contributors other than Stuart Grodd, and cash to Stuart Grodd, in accordance with Sections 3.1 and 3.3 hereof; and

                (b)  countersigned copies of any documents
listed in Section 6.1 hereof which are required to be signed by the Operating Partnership.

           6.3. Concurrent Transactions. All documents or other deliveries required to be made pursuant to this Agreement at or prior to Closing shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by all the parties hereto shall have been made.

           6.4. Further Assurances. The parties hereto, at the Closing, or at any time or from time to time thereafter, upon request of either party, will execute such additional instruments, documents or certificates as any other party deems reasonably necessary in order to effect the transactions contemplated hereby.

           6.5. Possession. The Contributors shall relinquish all rights to possession of the Project at Closing.

                          Article 7.

                        APPORTIONMENTS

           7.1. Apportionments. Adjustments in respect of the partnership interests in the Project Partnership shall be made between the Contributors and the Operating Partnership as follows, as of midnight of the day preceding the Closing
Date:

                (a) The Contributors shall be entitled to all revenues of the Project Partnership from all sources, including, without limitation, from the proceeds of operations, leasing and financing (collectively, "Revenues") payable or accruing to the Project Partnership through the Closing Date (whether or not actually received prior to the Closing Date). The Project Partnership shall be entitled to all Revenues accruing to the Project Partnership on and after the Closing Date (whether or not actually received on or after the Closing Date).

                (b) The Contributors shall bear all expenses, obligations and liabilities of the Project Partnership accruing through the Closing Date. Expenses, obligations and liabilities of the Project Partnership accruing on or after the Closing Date, shall be the responsibility of the Project Partnership after the Closing Date.

                (c) Subject to the contrary provisions of its partnership agreement, all income, gains, losses, deductions and credits of the Project Partnership accruing prior to the Closing Date shall be allocated to the Contributors. After the Closing Date, the respective shares of the partners in the Project Partnership in the revenues, distributions, expenses, income, gains, losses, deductions and credits of the Project Partnership shall be in accordance with its Amended and Restated Partnership Agreement.

                          Article 8.

                          INDEMNITIES

           8.1. The Contributors' Indemnity.

                (a) Contributors. Subject to the limitations on liability set forth in Section 8.4 and 8.5 hereof, each Contributor agrees severally (and not jointly) to indemnify, defend (with counsel mutually acceptable to the Operating Partnership and such Contributor) and hold the Operating Partnership harmless from and against any Damages to the Operating Partnership resulting from any inaccuracy in or breach of any representation or warranty of such Contributor or resulting from any breach or default by such Contributor of any Obligation of such Contributor under this Agreement.

           8.2. The Operating Partnership's Indemnity.
Subject to the limitation on liability set forth in
Section 8.4 hereof, the Operating Partnership agrees to indemnify, defend (with counsel mutually acceptable to the Operating Partnership and the applicable Contributor) and hold the Contributor harmless from and against any Damages to the Contributor resulting from any inaccuracy in or breach of any representation or warranty of the Operating Partnership or resulting from any breach or default by the Operating Partnership of any Obligation of the Operating Partnership under this Agreement.

           8.3. Notice of Claims; Pledge. Each Contributor and the Operating Partnership, as applicable, shall promptly notify the other in the event any claim is made against it as to which the other party has agreed to indemnify and the indemnitor shall thereupon undertake to defend and hold the indemnitee harmless therefrom. Claims by the Operating Partnership against any of the Contributors pursuant to
Section 8.1(a) above may be made, at the option of the Operating Partnership, under the Pledge Agreement dated as of the Closing, between the Operating Partnership and the Contributor.

           8.4. Limitation on Liability.

                (a) The Contributors shall look solely to the assets of the Operating Partnership for satisfaction of any liability of the Operating Partnership in respect of this Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the partners, officers, directors, shareholders or employees of the Operating Partnership.

                (b) The Operating Partnership (i) shall look solely to the applicable Contributor's Units issued to such Contributor pursuant to this Agreement (together with any securities issuable with respect to such Units), and (ii) with respect to Stuart Grodd, agrees to limit all of its claims to an amount equal to the purchase price for Stuart Grodd's Coachlight Interests specified on Schedule A hereto, for satisfaction of any liability of the Contributor in respect of this Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the Contributors or the partners, officers, directors, shareholders or employees of any Contributor, other than Stuart Grodd as expressly set forth above.

           8.5. Limitations on Indemnification Obligations.

                (a)  Each Contributor shall not have any
liability under this Agreement for Damages resulting from any inaccuracy in or breach of any Property-Related Representation and Warranty unless the aggregate of all Damages for which such Contributor would, but for this sentence, be liable exceeds $25,000 on a cumulative basis, and then such Contributor shall be liable only for amounts exceeding such amount.

                (b)  Claims for indemnification for any
Damages resulting from a breach of any Property-Related Representation and Warranty shall not be brought or made after one year from discovery of such breach or, in any event, after two years from the date of the Closing; provided that such time limitation shall not apply to any item as to which the party to be indemnified shall have, before the expiration of such period, previously made a claim by delivering a notice (stating, in reasonable detail, the basis of such claim) to the indemnifying party.

                          Article 9.

                         MISCELLANEOUS


           9.1. Expenses. The Operating Partnership shall be responsible for all costs incurred by the Contributors and the Operating Partnership directly or indirectly relating to the transactions contemplated hereby (collectively, the "Expenses"), including all sales, use, recording and transfer taxes, all costs of the Surveys, all title insurance premiums and charges for the issuance of the Title Policy, including the charges for title endorsements, the charges for the New York Style Closing, all testing and inspection costs, and all legal, accounting, consulting and engineering fees. The Operating Partnership shall reimburse the Contributors for all of the Expenses paid or payable by the Contributors.

           9.2. Brokerage. The Contributors and the Operating Partnership each hereby represent and warrant to the other that neither has dealt with any broker or finder in connection with the transactions contemplated hereby, and each hereby agrees to indemnify, defend and hold the other harmless of and from any and all manner of claims, liabilities, loss, damage, attorneys' fees and expenses, incurred by either party and arising out of, or resulting from, any claim by any such broker or finder in contravention of its representation and warranty herein contained.

           9.3. Survival. Except as expressly provided or limited to the contrary herein or in any instrument delivered pursuant hereto, the representations, warranties, obligations, covenants, agreements, undertakings and indemnifications of the parties contained herein or in any instrument required to be delivered pursuant hereto shall survive the Closing.

           9.4. Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both the Operating Partnership and the Contributors have contributed substantially and materially to the preparation of this Agreement.

           9.5. General. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument. This Agreement (including all Schedules hereto) contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior understandings, if any, with respect thereto and may not be amended, supplemented or terminated except by written agreement between the parties hereto, nor shall any Obligation hereunder or condition hereof be deemed waived, except by a written instrument to such effect signed by the party to be charged. The warranties, representations, agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any Person, other than the parties hereto and their permitted successors and assigns.

           9.6. Headings. The headings preceding the text of the paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

           9.7. Governing Law; Parties at Interest.  This
Agreement will be governed by the law of the State of Connecticut, and will bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and personal representatives.

           9.8. Power of Attorney. Each Contributor does hereby make, constitute and appoint Brian Navarro, Damon Navarro, Edmund Navarro and Joseph LaBrosse, and each of them, its true and lawful attorney-in-fact, with full power of substitution and resubstitution, to negotiate, execute and deliver any and all other documents which such attorney deems necessary or desirable in order to consummate the transactions contemplated hereby in accordance with this Agreement. Such attorney (and any substitute named by such attorney) shall have full power and authority to do and perform in the name and on behalf of such Contributor in any and all capacities, every act whatsoever necessary or desirable to be done in connection with the foregoing as such Contributor might or could do in person. Each Contributor hereby ratifies and approves the acts of such attorney and any substitute therefor.

           9.9. Further Assurances. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

           IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the day and year first above written.

                          GROVE OPERATING, L.P.

                          By:  GROVE PROPERTY TRUST
                          Its General Partner


                          By:/s/Damon Navarro
                          -------------------
                             Damon Navarro
                             President


                          ANE CORP.

                          By:Brian Navarro
                             President



                          /s/ Arthur Grodd
                          ----------------
                          ARTHUR GRODD



                          /s/ Stuart Grodd
                          ----------------
                          STUART GRODD



                          /s/ Damon Navarro
                          -----------------
                          DAMON NAVARRO



                          /s/ Brian Navarro
                          -----------------
                          BRIAN NAVARRO

STATE OF CONNECTICUT )
                     )   ss:  Hartford
COUNTY OF HARTFORD   )

           I, Patricia McBride,
a Notary Public in and for said County, in the State aforesaid, do hereby certify that Damon Navarro, known to me to be the President of Grove Property Trust, the corporate general partner of Grove Operating, L.P. (a Delaware Limited Partnership), appeared before me this day in person, and acknowledged and swore that he signed, sealed and delivered the said instrument on behalf of said entities for the uses and purposes therein set forth, and that the statements contained therein are true.

           Given under my hand and notarial seal as of the 15th day of March, 1998.


                               /s/ Patricia McBride
                               --------------------
                               Notary Public Signature
                               My Commission expires:

STATE OF CONNECTICUT)
                     ) ss:  Hartford
COUNTY OF HARTFORD)

      On this 15th day of March, 1998, personally appeared Brian Navarro, as President of ANE Corp., general partner of A.N.E. Associates Limited Partnership, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said corporation, before me.


                     Patricia McBride
                     ----------------
                     Notary Public

STATE OF                  )
                          )    ss:  March /s/, 1998
                          -------------------------
COUNTY OF                 )

      Personally appeared Arthur Grodd, signer and sealer of the foregoing instrument, who acknowledged the same to be his/her free act and deed, before me.


                               /s/
                               -------
                               Notary Public
                               My Commission Expires:

STATE OF                  )
                          )    ss:  March /s/, 1998
                          -------------------------
COUNTY OF                 )

      Personally appeared Stuart Grodd, signer and sealer of the foregoing instrument, who acknowledged the same to be his/her free act and deed, before me.

                               /s/
                               ______________________________
                               Notary Public
                               My Commission Expires:


STATE OF                  )
                          )    ss:  March 15, 1998
COUNTY OF                 )

      Personally appeared Damon Navarro, signer and sealer of the foregoing instrument, who acknowledged the same to be his/her free act and deed, before me.

                               Patricia McBride
                               ----------------
                               Notary Public
                               My Commission Expires:


STATE OF                  )
                          )    ss:  March 15, 1998
COUNTY OF                 )

      Personally appeared Brian Navarro, signer and sealer of the foregoing instrument, who acknowledged the same to be his/her free act and deed, before me.

                               Patricia McBride
                               ----------------
                               Notary Public
                               My Commission Expires: